Exhibit 3.1

Delaware

PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "SPO MEDICAL INC.", FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF AUGUST, A.D. 2013, AT 2:38 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

0921962 8100

131024678

AUTHENTICATION: 0693422

DATE: 08-27-13

You may verify this certificate online
at corp.delaware.gov/authver.shtml

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CERTIFICATE OF DESIGNATION OF

SERIES A PREFERRED STOCK

OF

SPO MEDICAL INC.

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

CERTIFICATE OF DESIGNATION OF SERIES A PREFERRED STOCK

SPO Medical INC. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), certifies that, pursuant to authority conferred upon the board of directors of the Corporation (the "Board") by the FOURTH Article of the Amended and Restated Certificate of Incorporation of the Corporation, as amended from time to time (the "Certificate of Incorporation"), and pursuant to the provisions of DGCL Section 151, the Board adopted and approved the following resolution providing for the designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions of the Series A Preferred Stock:

WHEREAS, the Certificate of Incorporation provides for two classes of shares of capital stock known as common stock, par value $0.01 per share (the "Common Stock"), and preferred stock, par value $0.01 per share (the "Preferred Stock");

WHEREAS, the Certificate of Incorporation authorizes the issuance of 2,000,000 shares of Preferred Stock; and

WHEREAS, the Board is authorized by the Certificate of Incorporation as permitted by the DGCL to provide for the issuance of the shares of Preferred Stock in one or more series and to establish from time to time the number of shares to be included in each such series and to fix the voting powers, designations, preferences and relative, participating, optional and other rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

NOW, THEREFORE, BE IT RESOLVED, that the Board does hereby provide for the issuance of a series of Preferred Stock and does hereby establish and fix the number of shares to be included in such series of Preferred Stock and the voting powers, designations, preferences, rights, qualifications, limitations and restrictions of the shares of such series of Preferred Stock as follows:

I. NAME OF THE CORPORATION

SPO Medical Inc.

II. DESIGNATION AND AMOUNT; DIVIDENDS

A. Designation. The designation of said series of preferred stock shall be Series A Preferred Stock, $0.01 par value per share (the "Series A Preferred").

B. Number of Shares. The number of shares of Series A Preferred authorized shall be one hundred (100) shares. Each share of Series A Preferred shall have a stated value equal to $0.01 (as may be adjusted for any stock dividends, combinations or splits with respect to such shares).

C. Dividends: Initially, there will be no dividends due or payable on the Series A Preferred. Any future terms with respect to dividends shall be determined by the Board consistent with the Corporation's Articles ofIncorporation. Any and all such future terms concerning dividends shall be reflected in an amendment to this Certificate of Designation, which the Board shall promptly file or cause to be filed.

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III. LIQUIDATION RIGHTS

The holders of Series A Preferred Stock shall have no rights (whether in the form of distributions or otherwise) in respect of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, and shall be subordinate to all other classes of the Corporation's capital stock in respect thereto.

IV. MANDATORY REDEMPTION

Unless otherwise voted on by the disinterested members of the Board, the Company shall redeem all shares of Series A Preferred, in cash, for the aggregate amount of $1.00 on August 26, 2015.

V. RANK

All shares of the Series A Preferred shall rank (i) senior to the Corporation's (A) common stock, $0.01 par value per share ("Common Stock") and (B) any other class or series of capital stock of the Corporation hereafter created, except as otherwise provided in clauses (ii) and (iii) of this Article V, (ii) pari passu with any class or series of capital stock of the Corporation hereafter created and specifically ranking, by its terms, on par with the Series A Preferred (the "Pari Passu Shares") and (iii) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, senior to the Series A Preferred (the "Senior Shares"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

VI. VOTING RIGHTS

Each one (1) share of the Series A Preferred shall have voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding shares of Common Stock eligible to vote at the time of the respective vote (the "Numerator"), divided by (y) 0.49, minus (z) the Numerator. For purposes of illustration only, if the total issued and outstanding shares of Common Stock eligible to vote at the time of the respective vote is 5,000,000, the voting rights of one share of the Series A Preferred shall be equal to 102,036 [(0.019607 x 5,000,000) /0.49)- (0.019607 x 5,000,000) = 102,036].

With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Series A Preferred Stock shall vote together with the holders of Common Stock without regard to class, except as to those matters on which separate class voting is required by applicable law or the Articles of Incorporation or bylaws.

VII. PROTECTION PROVISIONS

So long as any shares of Series A Preferred are outstanding, the Corporation shall not, without first obtaining the unanimous written consent of the holders of Series A Preferred, (i) alter or change the rights, preferences or privileges of the Series A Preferred so as to affect adversely the holders of Series A Preferred or (ii) create Pari Passu Shares or Senior Shares.

VIII. MISCELLANEOUS

A. Status of Redeemed Stock: In case any shares of Series A Preferred shall be redeemed or otherwise reacquired, the shares so redeemed or reacquired shall resume the status of authorized but unissued shares of preferred stock, and shall no longer be designated as Series A Preferred.

B. Lost or Stolen Certificates: Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Preferred Stock certificate(s) and (ii) (A) in the case ofloss, theft or destruction, indemnity (with a bond or other security) reasonably satisfactory to the Corporation or (B) in the case of mutilation, the Preferred Stock certificate(s) (surrendered for cancellation), the Corporation shall execute and deliver new Preferred Stock certificate( s).

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C. Waiver: Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the holders of Series A Preferred granted hereunder may be waived as to all shares of Series A Preferred (and the holders thereof) upon the unanimous written consent of the holders of the Series A Preferred.

D. Notices: Any notices required or permitted to be given under the terms hereof shall be sent by prepaid certified or registered mail (return receipt requested), or delivered personally, by nationally recognized overnight carrier or by confirmed facsimile transmission, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally, by nationally recognized overnight carrier or confirmed facsimile transmission, in each case addressed to a party as set forth below, or such other address and telephone and fax number as may be designated in writing hereafter in the same manner as set forth in this Section.

If to the Corporation:

SPO Medical INC.

3 Gavish Street, POB 2454

Kfar Saba, Israel

Attention: Michael Braunold, Chief Executive Officer

Telephone: 972-9-966-2520

If to the holder of Series A Preferred, to the address listed in the Corporation's books and records.

IN WITNESS WHEREOF, the undersigned has signed this certificate as of the 26th day of August, 2013.

SPO MEDICAL INC.

By: lsi Michael Braunold

Name: Michael Braunold

Title: Chief Executive Officer
           Chairman of the Board

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